Exhibit 10.1

April 20, 2010

Vitamin Shoppe Industries Inc.

2101 91st Street

North Bergen, NJ 07047

Attention: Vice President of Finance

VS Direct Inc.

2101 91st Street

North Bergen, NJ 07047

Attention: Vice President of Finance

Vitamin Shoppe, Inc. (f/k/a VS Holdings, Inc.)

2101 91st Street

North Bergen, NJ 07047

Attention: Vice President of Finance

Re:	Loan and Security Agreement dated as of September 25, 2009 (the “Loan Agreement”) executed by Vitamin Shoppe Industries Inc., a New York corporation (“VSI”), VS Direct Inc., a Delaware corporation (“VSD”, together with VSI, the “Borrowers”), Vitamin Shoppe, Inc. (f/k/a VS Holdings, Inc.), a Delaware corporation (the “Guarantor”) and JPMorgan Chase Bank, N.A., a national banking association, in its capacity as agent (in such capacity, the “Agent”) for the Lenders (as defined in the Loan Agreement). Capitalized terms used herein shall have the meaning given to them in the Loan Agreement, unless otherwise defined herein.

Ladies and Gentlemen:

For and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and in reliance on the representations, warranties covenants and agreements contained in this letter agreement, the Agent, the Lenders party hereto, the Guarantor and the Borrowers hereby agree, effective as of the date hereof, to amend the following:

1. Definition of Eligible Inventory. Clauses (f) and (j) of the definition of “Eligible Inventory” in Section 1.61 of the Loan Agreement are hereby amended and restated to read in full as follows:

“(f) Inventory located (1) at premises other than a premise which is owned or leased by any Borrower or (2) in any third party warehouse or in the possession of a bailee (other than a third Party processor) unless Agent has received a Collateral Access Agreement in respect of such premises on terms and conditions reasonably satisfactory to Agent (Inventory of any Borrower which is in-transit from any location of Borrower permitted herein to another such location shall be considered Eligible Inventory, provided, that, it otherwise satisfies the criteria for Eligible Inventory set forth herein and is not in-transit more than ten (10) consecutive days; provided, further, that, the aggregate amount of Eligible Inventory consisting of in-transit Inventory shall not exceed the amount equal to ten percent (10%) of the Value of all Inventory of Borrowers at such time);”

“(j) Inventory that is not subject to the first priority, valid and perfected security interest of Agent except in the case of those non-consensual statutory liens described in Section 9.8(c)(i) hereof and landlord, warehousman or similar liens (i) in respect of which Agent has established a Reserve (if and only to the extent establishment of a Reserve is permitted by the terms hereof) or (ii) for which no Reserve is provided by the terms hereof, or (iii) in respect of which premises Agent has received a Collateral Access Agreement pursuant to which the landlord, warehousman or bailee, as applicable, has either waived or subordinated its lien on terms and conditions reasonably satisfactory to Agent;”

2. Definition of Reserves. Clause (iv) of the definition of “Reserves” in Section 1.152 of the Loan Agreement is hereby amended and restated to read in full as follows:

“(iv) any amounts which are past due in respect of rental payments, service charges or other amounts which are past due to (i) lessors of real property other than retail store locations (“Non-Retail Store Locations”) or (ii) consignees, warehousemen or bailees of Inventory or personal property (“Warehouse Locations”), to the extent Inventory or Records are located in or on such property (but not in respect of Non-Retail Store Locations or Warehouse Locations (A) where Agent has received a Collateral Access Agreement executed and delivered by the owner and lessor of such real property that Agent has acknowledged in writing is in form and substance satisfactory to Agent or (B) which do not (1) contain Records relating to Receivables or Inventory or (2) in which either no Inventory or Inventory having a Value of less than $100,000 is located), provided, that, notwithstanding, the foregoing Agent may, at its option, establish Reserves in respect of amounts at any time due or to become due to the owner and operator of such Non-Retail Store Location and Warehouse Location as Agent shall reasonably determine in the event that any of the following shall occurred: (A) an Event of Default shall have occurred and be continuing, (B) any Borrower, Guarantor or Agent shall have received notice of any event of default under (i) the lease with respect to such Non-Retail Store Location or (ii) the bailee or warehouse agreement with respect to such Warehouse Location or (C) any Borrower or

Guarantor has granted to the lessor, consignee, warehousemen or bailee a consensual security interest or lien upon any assets of such Borrower or Guarantor (unless such security interest is waived or subordinated to the security interest of Agent on terms and conditions reasonably satisfactory to Agent),”

3. Definition of Maximum Credit. The definition of “Maximum Credit” in Section 1.123 of the Loan Agreement is hereby amended and restated to read in full as follows:

““Maximum Credit” shall mean the amount of $70,000,000 (subject to adjustment as provided in Section 2.3 and as provided in the definition of Reserves).”

4. Commitment of Chase Lincoln First Commercial Corporation. The reference to the Commitment amount of Chase Lincoln First Commercial Corporation appearing in the Loan Agreement under its signature line is hereby amended by deleting “$50,000,000” and replacing it entirely with “$70,000,000”.

To induce Lenders and the Agent to enter into this letter agreement, the Guarantor and the Borrowers hereby represent and warrant to Lenders and the Agent as follows:

(a) Reaffirm Existing Representations and Warranties. Each representation and warranty of the Guarantor and the Borrowers contained in the Loan Agreement and the other Financing Agreements is true and correct in all material respects on the date hereof, except to the extent any such representation or warranty are expressly stated as of a certain date, in which case such representations and warranties shall have been true and correct in all material respects as of such date.

(b) No Default or Event of Default. No Default or Event of Default has occurred which is continuing on the date hereof.

As a condition precedent to the effectiveness of the amendment to the Loan Agreement contained in this letter agreement, the Guarantor and the Borrowers shall have delivered to the Agent the following:

(a) Resolutions. Resolutions of each of the Borrowers and the Guarantor approving and consenting to this letter agreement, including but not limited to the increase in the Commitment.

(b) Arrangement Fee. A one time arrangement fee of $50,000.00 payable on the date the Borrowers, the Guarantor, the Agent and Lenders execute this letter agreement.

(c) Other Documents. Such other documents, instruments and agreements, as the Agent may reasonably require in connection with this letter agreement and the transactions contemplated hereby.

The amendment contained herein to the definition of “Maximum Credit” increasing the Commitment amount shall be deemed as one of the two permitted requests under Section 2.3(c)

of the Loan Agreement. The Guarantor and the Borrowers hereby agree to pay on demand all reasonable fees and expenses incurred by the Agent (including, without limitation, reasonable fees and expenses of counsel to the Agent) in connection with the preparation, negotiation and execution of this letter agreement and all related documents. This letter agreement may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this letter agreement until a counterpart hereof has been executed by the Guarantor, the Borrowers and Lenders; facsimiles or other electronic transmission (e.g., pdf) shall be effective as originals. THIS LETTER AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES REGARDING THE MATTERS SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. This letter agreement constitutes a “Financing Agreement” under and as defined in Section 1.78 of the Loan Agreement and this letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

If you are in agreement with the foregoing, please execute this letter agreement in the space indicated below and return an executed counterpart of this letter to Vinson & Elkins L.L.P., counsel to the Agent, at 2001 Ross Ave., Suite 3700, Dallas, Texas 75201, attn: Lateefat Adediran. (ph. 214-220-7889, and fax 214-999-7889). This letter agreement will constitute a valid and binding agreement of the Borrowers, the Guarantor, the Lenders and the Agent (on behalf of the Lenders) when counterparts of this letter agreement have been executed and delivered by each Borrower, the Guarantor and the Required Lenders (as defined in the Loan Agreement). It is not necessary that all signatures appear on the same counterpart. Facsimiles are effective as originals.

[Signature Page Follows]

Very truly yours,

JPMORGAN CHASE BANK, N.A., as the Agent

By:	/s/ Kim X. Nguyen
Name:	Kim X. Nguyen
Title:	Vice President

CHASE LINCOLN FIRST COMMERCIAL CORPORATION, as a Lender

By:	/s/ Joseph M. Callahan
Name:	Joseph M. Callahan
Title:	Senior Credit Executive

CHA715/78006	[Signature Page — Amendment Letter to Loan Agreement]

VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ Richard L. Markee
Name:	Richard L. Markee
Title:	CEO - Chairman

VS DIRECT INC.

By:	/s/ Richard L. Markee
Name:	Richard L. Markee
Title:	CEO - Chairman

VITAMIN SHOPPE, INC.

By:	/s/ Richard L. Markee
Name:	Richard L. Markee
Title:	CEO - Chairman

CHA715/78006	[Signature Page — Amendment Letter to Loan Agreement]